Aircraft Security Agreement

For Aircraft Loans, except Inventory Loans, in all States. This form is subject to State legal requirements.

1. Grant of Security Interest; Description of Collateral.

The undersigned Debtor, meaning all Debtors jointly and severally (“Debtor”), to secure payment of the indebtedness evidenced hereby to the below named Secured Party, its successors and assigns (“Secured Party”), hereby grants to Secured Party a security interest in the following-described aircraft, engine(s), propeller(s) and equipment, together with all attachments, replacements, substitutions, additions, proceeds, and all log books, hereinafter referred to as “Collateral”:

New/ Used	Year	Manufacturer	Model Number	Serial Number	"N" Number
Used	1996	Canadair	CL600-2B19 Special Edition	7140	N711WM

Engine(s): [X] Horsepower 750 or more. Insert make, model and serial number of each engine.

Left Engine Model GE CF34-3B1 s\n 872109
Right Engine Model GE CF34-3b1 s\n 872106 _________________

Describe radio(s), propeller(s) and other equipment and accessories fully including make, kind of unit, model and serial numbers

See Schedule “A” consisting of one (1) page for equipment description, attached hereto and made a part hereof.

2. Warranties.

Debtor warrants that the Collateral is not and will not be registered under the laws of any foreign country, that Debtor is the absolute owner of and has good legal and beneficial title to the Collateral and is in lawful possession thereof, and the same is and will be kept free and clear of all liens, adverse claims and encumbrances except for this Security Agreement and

None
If none other than this Security Agreement, indicate “None.”

Debtor warrants that he is a citizen of the United States as defined in the Federal Aviation Act of 1958, as amended; that the aircraft will not be registered under the laws of any foreign country, and will not be used in violation of any law, regulation, ordinance or policy of insurance affecting the maintenance, use or flight of aircraft. These warranties are conditions of the Debtor’s right of possession and use, and delivery is made in reliance thereon.

3. Use and Location of Collateral.

Said aircraft shall be kept at:

McCarren International Airport	Las Vegas	Clark	Nevada
Name of airport or street address	City	County	State	Zip Code

Debtor may not permanently remove the Collateral from the aforesaid location nor permit any such act.

Debtor warrants and agrees that the Collateral is to be used primarily for:
[X] business or commercial purposes (other than agricultural),
[ ] agricultural purposes, or
[ ] consumer purposes (see notice on final page)

4. Promise to Pay; Terms and Place of Payment.

Debtor promises to pay Secured Party all amounts shown on the promissory note attached hereto and made a part hereof. Payments shall be made at the address of Secured Party shown herein or such other place as Secured Party may designate from time to time. This Security Agreement shall continue effective irrespective of any retaking and redelivery of Collateral to Debtor until all amounts secured hereby are fully paid. Any note taken herewith shall evidence indebtedness and not payment.

5. Late Charges and Other Fees.

Any payment not made within five (5) days after its scheduled due date shall, upon notice to Debtor, at the option of Secured Party, bear a late charge of 1 1/2% of the late payment, but in no event greater than the highest rate permitted by relevant law. Debtor shall be responsible for and pay to Secured Party a returned check fee, not to exceed the maximum permitted by law, which fee will be equal to the sum of (i) the actual bank charges incurred by Secured Party plus (ii) all other actual costs and expenses incurred by Secured Party. The returned check fee is payable upon demand as indebtedness secured by the Collateral under this Security Agreement.

6. Debtor’s Warranties and Representations.

Debtor warrants and represents:

(a)	that Debtor is justly indebted to Secured Party for the full amount of the foregoing indebtedness;

(b)	that, except for the security interest granted hereby, the Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances;

(c)	that no financing statement or mortgage covering the Collateral, or the proceeds thereof, is on file;

(d)	Debtor has full authority to enter into this agreement and in so doing it is not violating its charter or by-laws, any law or regulation or agreement with third parties, and it has taken all such action as may be necessary or appropriate to make this agreement binding upon it; and

(e)	if Debtor is an organization, Debtor (a) is the type of organization, (b) is organized under the laws of the jurisdiction, (c) has its chief executive office, and (d) if it is a “registered organization” as defined in Article 9 of the Uniform Commercial Code (i.e., organized solely under the laws of a single state and as to which the state must maintain a public record showing the organization to have been organized), has the organizational identification number (or, if none, has been assigned no such number by the state of organization), all as set forth under Debtor’s name (which is its exact and complete legal name) at the signature line of this Security Agreement. If Debtor is an individual, Debtor’s exact and complete legal name and principal residence are as set forth at and under Debtor’s name at the signature line of this Security Agreement. Debtor agrees to notify Secured Party in writing immediately in the event of a change in any of the foregoing facts and information.

7. Debtor’s Agreements.

Debtor agrees:

(a)	to defend at Debtor’s own cost any action, proceeding, or claim affecting the Collateral;

(b)	to pay reasonable attorneys’ fees and other expenses incurred by Secured Party in enforcing its rights after an Event of Default;

(c)	to reimburse Secured Party for all expenses incurred by Secured Party in connection with the recordation of this Security Agreement, filing financing statements, the registration of the Collateral and search of any appropriate records including the FAA records;

(d)	that Debtor will not, without Secured Party’s prior written consent, sell, rent, lend, secrete, encumber, transfer or otherwise dispose of the Collateral,

(e)	to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral or this Security Agreement or any accompanying note;

(f)	that Collateral will be used at all times in accordance with the laws, rules, regulations and ordinances of the United States, the several states and municipalities thereof, and any other sovereign jurisdictions in which Collateral may be used;

(g)	that all flights will originate and terminate in the United States of America and that the aircraft will not operate in the airspace of any foreign country, unless the Secured Party’s prior written consent has been obtained;

(h)	that Collateral will be operated at all times by a currently certified pilot having the minimum total pilot hours required by the insurance covering such Collateral;

(i)	that Collateral will be maintained at all times in an airworthy condition necessary for aircraft licenses under the laws, ordinances, rules and regulations of the United States, the several states and municipalities and any other jurisdictions in which the Collateral shall be at any time operated;

(j)	that Debtor will not use or permit Collateral to be used contrary to any laws relating to intoxicating liquors, narcotics, or similar products, and shall conform with all laws governing aircraft;

7. Debtor’s Agreements (Continued)

(k)	that all equipment, engines, radios, accessories, instruments and parts now or hereafter used in connection with the Collateral shall become part thereof by accession;

(l)	to satisfy all liens against the aircraft;

(m)	that Secured Party and The CIT Group/Equipment Financing, Inc. (“CIT”) shall not be liable to Debtor for, and Debtor shall indemnify and save Secured Party and CIT harmless (except where due to the gross negligence or willful misconduct of Secured Party or CIT) from and against any and all liability, loss, damage, expense, causes of action, suits, claims or judgments arising from or caused directly or indirectly by (i) Debtor’s failure to promptly perform any of its obligations under the provisions of this Security Agreement, (ii) injury to person or property resulting from or based upon the actual or alleged use, operation, delivery or transportation of the Collateral or its location or condition, or (iii) inadequacy of the Collateral for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business; and shall, at its own cost and expense, defend any and all suits which may be brought against Secured Party or CIT, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Secured Party and CIT in any such action or actions, provided, however, that Secured Party or CIT shall give Debtor written notice of any such claim or demand; and

(n)	upon the request of Secured Party, if any of the Collateral consists of software, to inform Secured Party of the name of the licensor of such software and to provide Secured Party with a copy of the license agreement.

8. Insurance and Risk of Loss.

All risk of loss, damage or destruction of the Collateral shall at all times be on Debtor. Debtor shall procure forthwith and maintain at Debtor’s expense aircraft hull insurance, including all-risk ground and flight insurance on the Collateral for the full insurable value thereof for the life of this Security Agreement plus breach of warranty insurance and such other insurance thereon in amounts and against such risks as Secured Party may specify, and shall promptly deliver a copy of each policy to Secured Party with a standard long-form mortgagee endorsement attached thereto showing loss payable to Secured Party; and providing Secured Party with not less than 30 days written notice of cancellation; each such policy shall be in form, terms and amount and with insurance carriers satisfactory to Secured Party; Secured Party’s acceptance of policies in lesser amounts or risks shall not be a waiver of Debtor’s foregoing obligations. As to Secured Party’s interest in such policy, no act or omission of Debtor or any of its officers, agents, employees or representatives shall affect the obligations of the insurer to pay the full amount of any loss.

If any loss, destruction or damage occurs with respect to the Collateral, Debtor shall diligently pursue its rights to compensation against all relevant insurers with respect to such loss. Debtor shall not, without the consent of Secured Party, compromise or settle any claim with respect to the Collateral involving an amount in excess of $250,000. If after any such loss, destruction or damage the Debtor and the Secured Party determine the Collateral can be repaired to comparable value, all awards, amounts, damages, compensation, payments, settlements and proceeds in respect of any such loss, damage or destruction to the Collateral at the option of Debtor, shall be used to repair or replace the Collateral, and if such amounts are insufficient to repair the Collateral to comparable value, the Debtor shall use its own funds to complete the repairs. If after any such loss, destruction or damage the Debtor and the Secured Party cannot agree that the Collateral can be repaired to comparable value, all awards, amounts, damages, compensation, payments, settlements and proceeds in respect of any such loss, damage or destruction to the Collateral in an amount of $250,000 or more, at the option of Secured Party, shall be used to repair or replace the Collateral or to repay the obligations secured hereby.

Effective upon the occurrence and during the continuance of an Event of Default, Debtor hereby assigns to Secured Party any monies which may become payable under any such policy of insurance and irrevocably constitutes and appoints Secured Party as Debtor’s attorney in fact (a) to make, settle and adjust claims under each policy of insurance; (b) to make claims for any monies which may become payable under such and other insurance on the Collateral including returned or unearned premiums; and (c) to endorse Debtor’s name on any check, draft or other instrument received in payment of claims or returned or unearned premiums under each policy and to apply the funds to the payment of the indebtedness owing to Secured Party; provided, however, Secured Party is under no obligation to do any of the foregoing.

Should Debtor fail to furnish evidence of such insurance policy to Secured Party, or to maintain such policy in full force, or to pay any premium in whole or in part relating thereto, then Secured Party, without waiving or releasing any default or obligation by Debtor, may (but shall be under no obligation to) obtain and maintain insurance and pay the premium therefor on behalf of Debtor and charge the premium to Debtor’s indebtedness under this Security Agreement. The full amount of any such premium paid by Secured Party shall be payable by Debtor upon demand, and failure to pay same shall constitute an event of default under this Security Agreement.

9. Events of Default; Acceleration.

A very important element of this Security Agreement is that Debtor make all its payments promptly as agreed upon. Also essential is that the Collateral continue to be in good condition and adequate security for the indebtedness. The following are events of default under this Security Agreement which will allow Secured Party to take such action under this Paragraph and under Paragraph 10 as it deems necessary:

(a)	any of Debtor’s obligations to Secured Party under any agreement with Secured Party is not paid within five (5) days after its scheduled due date and after notice to Debtor;

(b)	Debtor breaches any material warranty or provision hereof, or of any note or of any material instrument or agreement delivered by Debtor to Secured Party or of any policy of insurance covering the Collateral, or if any such policy be canceled;

(c)	Debtor dies, becomes insolvent or ceases to do business as a going concern;

(d)	it is determined that Debtor has given Secured Party materially misleading information regarding its financial condition;

(e)	any of the Collateral is lost, secreted, misused, destroyed, encumbered, seized, confiscated or disposed of in violation of the terms hereof;

(f)	a petition in bankruptcy or for arrangement or reorganization is filed by or against Debtor or Debtor admits its inability to pay its debts as they mature;

9. Events of Default; Acceleration (Continued)

(g)	property of Debtor is attached or a receiver is appointed for Debtor;

(h)	an “Event of Default” occurs under and as defined in that certain Amended and Restated Loan Agreement dated as of September 16,1999 by and among Coast Hotels and Casinos, Inc. , as Borrower and The Lenders, Syndication Agent, Senior Management Agent, Co-Agents referred to therein and Bank of America, N.A.as Administrative Agent, as such agreement is amended, modified, supplemented or restated from time to time, including any refinancings or replacements thereof by an institutional lender or syndicate of institutional lenders (the “Credit Agreement”); provided, however, that the cure or waiver of any such “Event of Default” under the Credit Agreement shall result in automatic cure of the corresponding Event of Default under this clause (h) without any action by any party hereto;

(i)	any guarantor, surety or endorser for Debtor defaults in any obligation or liability to Secured Party or any guaranty obtained in connection with this transaction is terminated or breached;

(j)	a third party takes any action to foreclose on, obtain possession or control, collect, sell or otherwise dispose of, or exercise any rights with respect to, any of the Collateral without the express written consent of Secured Party.

If an Event of Default occurs and is continuing hereunder, the indebtedness herein described and all other debts then owing by Debtor to Secured Party under this or any other present or future agreement shall, if Secured Party shall so elect, become immediately due and payable, except for and excluding any debt owing by Debtor to Secured Party pursuant to the Credit Agreement or any note issued pursuant to an Indenture or similar agreement unless Secured Party is the only holder of indebtedness issued under such agreement. This acceleration of all indebtedness, if elected by Secured Party, shall be subject to all applicable laws, including laws as to rebates and refunds of unearned charges.

10.     Secured Party’s Remedies After Default; Consent to Enter Premises.

Upon Debtor’s default and at any time thereafter, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including the right to any deficiency remaining after disposition of the Collateral for which Debtor hereby agrees to remain fully liable. Secured Party may require Debtor to return the Collateral to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may sell or lease the Collateral at a time and location of its choosing provided that the Secured Party acts in good faith and in a commercially reasonable manner. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale of the Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown herein at least ten days before the time of the sale or disposition. If permitted by law, the Sheriff of any county in which the Collateral is located may, on request of Secured Party and the delivery to the Sheriff of a copy hereof, take possession of the Collateral and sell the same in the manner prescribed by applicable law. Expenses of retaking, holding, preparing for sale, selling and the like shall include reasonable attorneys’ fees and other legal expenses. While repossessing Collateral, or removing it from a place of repossession to a place of storage and/or sale, Secured Party may, if permitted by law, use any of Debtor’s licenses in respect to Collateral.

11. Waiver of Defaults; Agreement Inclusive.

Secured Party may in its sole discretion waive a default, or cure, at Debtor’s expense, a default. Any such waiver in a particular instance or of a particular default shall not be a waiver of other defaults or the same kind of default at another time.

No modification or change in this Security Agreement or any related note, instrument or agreement shall bind Secured Party unless in writing signed by Secured Party. No oral agreement shall be binding.

12. Financing Statements; Certain Expenses; FAA Documents.

Debtor authorizes Secured Party to file a financing statement with respect to the Collateral and ratifies the filing by Secured Party of such financing statements previously filed. At the request of Secured Party, Debtor will execute any financing statements, agreements or documents, in form satisfactory to Secured Party which Secured Party may deem necessary or advisable to establish and maintain a perfected security interest in the Collateral, and will pay the cost of filing or recording the same in all public offices deemed necessary or advisable by Secured Party. Debtor also agrees to pay all costs and expenses incurred by Secured Party in conducting UCC, tax or other lien searches against the Debtor or the Collateral and such other fees as may be agreed. At the request of Secured Party, Debtor will join Secured Party in executing any additional documents needed to properly register Collateral with the FAA.

13. Waiver of Defenses Acknowledgment.

If Secured Party assigns this Security Agreement to a third party (“Assignee”), then after such assignment:

(a)	Debtor will make all payments directly to such Assignee at such place as Assignee may from time to time designate in writing;

(b)	Debtor agrees that it will settle all claims, defenses, setoffs and counterclaims it may have against Secured Party directly with Secured Party and will not set up any such claim, defense, setoff or counterclaim against Assignee which accrues before the Debtor receives a notification of the assignment authenticated by the Secured Party and the Assignee, Secured Party hereby agreeing to remain responsible therefor;

(c)	Secured Party shall not be Assignee’s agent for any purpose and shall have no authority to change or modify this Security Agreement or any related document or instrument; and

(d)	Assignee shall have all of the rights and remedies of Secured Party hereunder but none of Secured Party’s obligations.

14. Miscellaneous.

Debtor waives all exemptions and homestead laws and all rights thereunder are waived to the extent permitted by law. Secured Party may correct patent errors herein with the Debtor’s consent and fill in such blanks as serial numbers, date of first payment and the like with the Debtor’s consent. Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted herefrom, but shall not invalidate the remaining provisions hereof. Debtor and Secured Party each hereby waive any right to a trial by jury in any action or proceeding with respect to, in connection with, or arising out of this Security Agreement, or any note or document delivered pursuant to this Security Agreement. If Debtor is a corporation, this Security Agreement is executed pursuant to authority of its Board of Directors. “Debtor” and “Secured Party” as used in this Security Agreement include the heirs, executors or administrators, successors or assigns to those parties. If more than one Debtor executes this Security Agreement, their obligations under this Security Agreement shall be joint and several.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in this Security Agreement or in any other agreement made in connection with this transaction, it is agreed that:

(a)	the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon this Security Agreement or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to the Debtor; and

(b)	if Secured Party elects to accelerate the maturity of, or if Secured Party permits Debtor to prepay the indebtedness described in Paragraph 4, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law, and any excess interest, if any, provided for in this Security Agreement or otherwise, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

15. Special Provisions.

See Addendum consisting of one (1) page attached hereto and made a part hereof.

Dated:	2-26-03

Debtor:

Coast Hotels and Casino, Inc.
By	/s/ Gage Parrish	Title	VP / CFO
Debtor will sign each copy in ink. If corporation, have signed by President, Vice President or Treasurer, and give official title. If owner or partner, state which.

4500 West Tropicana Blvd.
Address
Las Vegas	NV	89103
City	State	Zip Code

If an organization,		If an individual,
Type of organization:	Corporation	Principal residence:
Jurisdiction of organization:	Nevada
Organizational identification
Number (or "None"):	2411-73
Location of chief executive office:	4500 W. Tropicana Ave., Las Vegas, NV 89103

Secured Party:

The CIT Group/Equipment Financing, Inc.
By	/s/ Frank O. Young	Title	Sr. Vice President
Secured Party will sign each copy in ink. If corporation, have signed by President, Vice President or Treasurer, and give official title. If owner or partner, state which.
By		Title

P. O. Box 27248
Address
Tempe	AZ	85285-7248
City	State	Zip Code

If Debtor is a partnership, enter: Partners' names	Home addresses

SPECIAL PROVISIONS INSTRUCTIONS — The notations to be entered in the Special Provisions section of this document for use in ALABAMA, FLORIDA, GEORGIA, IDAHO, NEVADA, NEW HAMPSHIRE, OREGON, SOUTH DAKOTA and WISCONSIN are shown in the applicable State pages of the Loans and Motor Vehicles Manual.

NOTICE:	Do not use this form for transactions for personal, family or household purposes. Crop dusting aircraft may be subject to Federal or State regulations. Consult legal counsel to determine documentation requirements.